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                                                                   EXHIBIT 12-26
                           THE DETROIT EDISON COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                         Nine Months
                                                            Ended
                                                         September 30              Twelve Months Ended December 31
                                                         ------------    -----------------------------------------------
(Millions of Dollars)                                        2006          2005      2004      2003     2002      2001
                                                         -----------     -------   -------   -------   -------   -------
EARNINGS:
    Pretax earnings..................................... $       382     $   426   $   214   $   397   $   534   $   320
    Fixed charges ......................................         221         280       294       294       322       314
                                                         -----------     -------   -------   -------   -------   -------
NET EARNINGS ........................................... $       603     $   706   $   508   $   691   $   856   $   634
                                                         -----------     -------   -------   -------   -------   -------
FIXED CHARGES:
    Interest expense.................................... $       208     $   267   $   280   $   284   $   319   $   306
       Adjustments .....................................          13          13        14        10         3         8
                                                         -----------     -------   -------   -------   -------   -------
FIXED CHARGES .......................................... $       221     $   280   $   294   $   294   $   322   $   314
                                                         -----------     -------   -------   -------   -------   -------
Ratio of earnings to fixed charges .....................        2.73        2.52      1.73      2.35      2.66      2.02
                                                         ===========     =======   =======   =======   =======   =======
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